Exhibit 99.1
LOS ANGELES SINGAPORE KUALA LUMPUR INDONESIA BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 477-3118 info@BerkmanAssociates.com
Trio-Tech Reports Second Quarter Results

    Van Nuys, CA -- February 14, 2012 -- Trio-Tech International (AMEX:TRT) today announced unaudited financial results for the second quarter and first six months of fiscal 2012.

    Second Quarter Results
    For the three months ended December 31, 2011, revenue decreased 30.7% to $6,619,000 compared to $9,549,000 for the second quarter last year.  The decline in revenue was primarily the result of lower sales of the Company's proprietary semiconductor test equipment products to a major customer, lower semiconductor testing volume and lower property investment income in the Company's real estate segment.  This was partly offset by higher revenue in the Company's fabrication services segment.  The net loss attributable to Trio-Tech International common shareholders for the second quarter of fiscal 2012 was $1,203,000, or $0.36 per share.  This compares to net income for the second quarter of fiscal 2011 of $187,000, or $0.05 per diluted share.

    Revenue from product sales decreased to $3,301,000 for the second quarter of fiscal 2012 compared to $5,491,000 for the second quarter of fiscal 2011, primarily the result of lower sales of the Company's proprietary semiconductor test equipment products to a major customer.  Reflecting reduced testing volume, revenue from testing services decreased to $2,815,000 for this year's second quarter compared to $3,193,000 for the same period last year.  Revenue from the Company's oil and gas equipment fabrication business increased to $455,000 for the second quarter of fiscal 2012 compared to $93,000 for the second quarter of fiscal 2011, as the Company completed work on two new contracts secured in fiscal 2011.  Revenue from the Company's real estate segment was $48,000 for the second quarter of fiscal 2012 compared to $772,000 in the same period last year, as an investment return was received and recorded as revenue upon completion of a 3-year property development contract at the end of the fiscal 2011 second quarter.

    Gross margin as a percentage of revenue for the second quarter of fiscal 2012 decreased to 11.4% compared to 30.2% for the second quarter of fiscal 2011, primarily due to a decrease in gross margin in the Company's volume-driven testing segment to 8.8% from 44.7% of revenue in the second quarter of fiscal 2011 and a decline in gross margin in the real estate segment to 45.8% compared to 89.9% in the second quarter of fiscal 2011.  This was partially offset by an increase in gross margin in the products segment to 16.9% for the second quarter of fiscal 2012 compared to 15.6% for the second quarter of fiscal 2011, as the cost of production in the Company's Singapore facilities decreased more than the decrease in revenue, and by a narrowing of the negative gross margin in the fabrication business to negative 16.0% for the second quarter of fiscal 2012 compared to negative 102.2% for the second quarter of fiscal 2011.

    General and administrative expenses decreased to $2,166,000 for the second quarter of fiscal 2012 compared to $2,304,000 for the second quarter of fiscal 2011, primarily due to reduced corporate expenses, partly offset by increased expenses in the testing and fabrication segments.

    The loss from operations for the second quarter of fiscal 2012 was $1,606,000.  This compares to income from operations of $371,000 for the second quarter of fiscal 2011.

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Trio-Tech Reports Second Quarter Results
February 14, 2012
Page Two
DRAFT #4c
Balance Sheet Highlights
    As of December 31, 2011, Trio-Tech reported cash and cash equivalents, restricted term deposits and short-term deposits of $7,123,000, working capital of $6,523,000, short-term lines of credit and short-term and long-term loans payable of $7,311,000 and shareholders' equity of $22,491,000.  At June 30, 2011, Trio-Tech reported cash and cash equivalents, restricted term deposits and short-term deposits of $6,872,000, working capital of $7,256,000, short-term lines of credit and short-term and long-term loans payable of $4,248,000 and shareholders' equity of $24,977,000.

CEO Comments
    "Our financial results for the second quarter are not representative of the performance Trio-Tech has delivered in the past and we believe is capable of delivering in the future.  We remain focused on keeping our costs in line with the pace of activities across the board and we expect improved performance beginning in the current quarter," said SW Yong, Trio-Tech's CEO.

Six Month Results
    For the six months ended December 31, 2011, revenue decreased 31.7% to $15,418,000 compared to $22,578,000 for the first six months of fiscal 2011.  The net loss attributable to Trio-Tech International common shareholders for the first six months of fiscal 2012 was $2,007,000, or $0.60 per diluted share.  This compares to net income for the first six months of fiscal 2011 of $678,000, or $0.20 per diluted share.

About Trio-Tech
    Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, oil and gas equipment fabrication and real estate.  Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, www.shi-international.com and www.ttsolar.com.

Forward-Looking Statements
This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company.  In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward-looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward-looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology.  Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	Dec. 31,		Dec. 31,
Revenue	2011	2010	2011	2010
Products	$3,301	$5,491	$6,417	$14,694
Testing Services	2,815	3,193	6,106	6,667
Fabrication Services	455	93	2,800	258
Other	48	772	95	959
	6,619	9,549	15,418	22,578
Cost of Sales
Cost of products sold	2,743	4,634	5,350	12,542
Cost of testing services rendered	2,566	1,766	5,200	3,875
Cost of fabrication services rendered	528	188	2,660	403
Other	26	78	52	128
	5,863	6,666	13,262	16,948

Gross Margin	756	2,883	2,156	5,630

Operating Expenses
General and administrative	2,166	2,304	4,264	4,134
Selling	123	121	267	249
Research and development	73	87	148	116
Loss on disposal of property, plant and equipment	--	--	4	7
Total operating expenses	2,362	2,512	4,683	4,506

(Loss) Income from Operations	(1,606)	371	(2,527)	1,124

Other (Expenses) Income
Interest expenses	(70)	(59)	(131)	(119)
Other income	(23)	183	21	143
Total other (expenses) income	(93)	124	(110)	24

(Loss) Income from Continuing Operations before Income Taxes	(1,699)	495	(2,637)	1,148
Income Tax Benefit (Expenses)	136	(162)	99	(158)

(Loss) Income from Continuing Operations before Non-controlling interest, net of tax	(1,563)	333	(2,538)	990

Equity in earnings of unconsolidated joint venture, net of tax	--	--	(11)	--

Loss from discontinued operations, net of tax	(1)	--	(2)	(2)

NET (LOSS) INCOME	$(1,564)	$333	$(2,551)	$988

Less: Net (Loss) Income Attributable to the Non-controlling Interest	(361)	146	(544)	310
Net (Loss) Income Attributable to Trio-Tech International	(1,203)	187	(2,007)	678

Amounts Attributable to Trio-Tech International Common Shareholders:
(Loss) Income from Continuing Operations, net of tax	(1,202)	187	(2,005)	680
Loss from Discontinued Operations, net of tax	(1)	--	(2)	(2)
Net (Loss) Income Attributable to Trio-Tech International Common Shareholders:	(1,203)	187	(2,007)	678

Comprehensive (Loss) Income Attributable to Trio-Tech Common Shareholders:
Net (Loss) Income	$(1,564)	$333	$(2,551)	$988
Foreign currency translation, net of tax	425	162	(109)	1,071
Comprehensive (Loss) Income	(1,139)	495	(2,660)	2,059
Less: Comprehensive (Loss) Income attributable to non-controlling interest	(348)	(69)	(566)	100
Comprehensive (Loss) Income Attributable to Trio-Tech International	(791)	564	(2,094)	1,959

Basic (Loss) Earnings per Share Attributable to Trio-Tech International:
From continuing operations	$(0.36)	$0.06	$(0.60)	$0.21
From discontinued operations	--	--	--	--
Net (Loss) Income Attributable to Trio-Tech International	$(0.36)	$0.06	$(0.60)	$0.21

Diluted (Loss) Earnings per Share Attributable to Trio-Tech International:
From continuing operations	$(0.36)	$0.05	$(0.60)	$0.20
From discontinued operations	--	--	--	--
Net (Loss) Income Attributable to Trio-Tech International	$(0.36)	$0.05	$(0.60)	$0.20

Weighted average common shares outstanding -- basic	3,322	3,296	3,322	3,262
Weighted average common shares outstanding -- diluted	3,322	3,427	3,322	3,380

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Dec. 31,	Jun. 30,
	2011	2011
ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$2,250	$3,111
Short-term deposits	1,499	199
Trade accounts receivable, net	7,883	6,812
Other receivables	532	309
Loan receivables from property development projects	1,109	1,083
Inventories, net	1,988	2,430
Investment in property development	311	348
Prepaid expenses and other current assets	130	137

Total current assets	15,702	14,429

INVESTMENT IN UNCONSOLIDATED JOINT VENTURE	771	764
INVESTMENT PROPERTY IN CHINA, Net	1,232	1,238
PROPERTY, PLANT AND EQUIPMENT, Net	14,253	14,951
OTHER ASSETS	1,317	1,412
RESTRICTED TERM DEPOSITS	3,374	3,562

TOTAL ASSETS	$36,649	$36,356

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
Lines of credit	$2,723	$1,333
Accounts payable	2,407	1,874
Accrued expenses	2,668	3,179
Income taxes payable	467	492
Current portion of bank loans payable	768	147
Current portion of capital leases	146	148

Total current liabilities	9,179	7,173

BANK LOANS PAYABLE, net of current portion	3,820	2,768
CAPITAL LEASES, net of current portion	183	271
DEFERRED TAX LIABILITIES	473	677
OTHER NON-CURRENT LIABILITIES	503	490

TOTAL LIABILITIES	14,158	11,379

COMMITMENTS AND CONTINGENCIES	--	--

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,321,555
shares issued and outstanding at December 31, 2011 and June 30, 2011	10,531	10,531
Paid-in capital	2,401	2,227
Accumulated retained earnings	3,784	5,791
Accumulated other comprehensive gain-translation adjustments	3,372	3,459

Total Trio-Tech International shareholders' equity	20,088	22,008

NON-CONTROLLING INTEREST	2,403	2,969

TOTAL EQUITY	22,491	24,977

TOTAL LIABILITIES AND EQUITY	$36,649	$36,356